As filed with the Securities and Exchange Commission on November 12, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCURY SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2741391
(State of Incorporation)	(I.R.S. Employer Identification Number)
50 Minuteman Road
Andover, Massachusetts 01810
(978) 256-1300
(Address of Principal Executive Offices)

MERCURY SYSTEMS, INC.
1997 Employee Stock Purchase Plan
(Full Title of the Plan)

Christopher C. Cambria
Executive Vice President, General Counsel, and Secretary
Mercury Systems, Inc.
50 Minuteman Road
Andover, Massachusetts 01810
(978) 256-1300
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock	500,000	$71.02	$35,510,000.00	$3,874.14

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock to be offered or sold as a result of the anti-dilution provisions of the employee benefit plan described herein, including to prevent dilution resulting from any reorganization, recapitalization, reclassification, stock dividend, stock split, or other similar change.
(2)	Calculated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee, based on the average of the high and low prices of our Common Stock on the Nasdaq Global Select Market on November 6, 2020.

EXPLANATORY NOTE
This Registration Statement is being filed solely for the purpose of registering 500,000 additional shares of common stock, par value $.01 per share (the “Common Stock”), of Mercury Systems, Inc. (the “Company”) to be offered to participants under the Company’s 1997 Employee Stock Purchase Plan, as amended and restated (the “ESPP”), originally adopted in 1997 and most recently amended and restated on August 31, 2020 (and approved by the Company’s shareholders on October 28, 2020). The maximum number of shares issuable under the ESPP is 2,300,000 shares, of which 500,000 shares were previously registered with the Securities and Exchange Commission (the “Commission”) on Form S-8 (File No. 333-53291 filed on May 21, 1998) (the “1998 Form S-8”), as adjusted for a 2-for-1 stock split on December 21, 1999 pursuant to Rule 416(a) under the Securities Act of 1933, as amended, and 1,300,000 shares were previously registered with the Commission on Forms S-8 (File Nos. 333-139020 filed on November 30, 2006 , 333-163707 filed on December 14, 2009, 333-177770 filed on November 4, 2011, and 333-209384 filed on February 4, 2016, and collectively with the 1998 Form S-8, the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the ESPP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2020, as filed with the Commission on August 18, 2020;
(b)	The Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on September 3, 2020, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 3, 2020;
(c)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2020, as filed with the Commission on November 10, 2020;
(d)	The Company’s Current Reports on Form 8-K filed with the Commission on July 31, 2020 and November 2, 2020; and
(e)
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A dated January 7, 1998,  as updated by Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2020, as filed with the Commission on August 18, 2020.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
The validity of the Common Stock offered under this Registration Statement will be passed upon for the Company by Morgan, Lewis & Bockius LLP, Boston, Massachusetts. Morgan, Lewis & Bockius LLP does not have a substantial interest, direct or indirect, in the Company.

ITEM 8. EXHIBITS.
See the Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, the Commonwealth of Massachusetts on this 12th day of November, 2020.

MERCURY SYSTEMS, INC.

By: /s/ Michael D. Ruppert
Michael D. Ruppert
Executive Vice President, Chief Financial Officer,
and Treasurer
Power of Attorney
KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark Aslett, Christopher C. Cambria, and Michael D. Ruppert as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her or in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark Aslett Mark Aslett	President, Chief Executive Officer, and Director (Principal Executive Officer)	November 12, 2020
/s/ Michael D. Ruppert Michael D. Ruppert	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	November 12, 2020
/s/ Michelle M. McCarthy Michelle M. McCarthy	Vice President, Chief Accounting Officer (Principal Accounting Officer)	November 12, 2020
/s/ Vincent Vitto Vincent Vitto	Chairman of the Board of Directors	November 12, 2020
/s/ James K. Bass James K. Bass	Director	November 12, 2020
/s/ Orlando P. Carvalho Orlando P. Carvalho	Director	November 12, 2020
/s/ Michael A. Daniels Michael A. Daniels	Director	November 12, 2020
/s/ Lisa S. Disbrow Lisa S. Disbrow	Director	November 12, 2020
/s/ Mary Louise Krakauer Mary Louise Krakauer	Director	November 12, 2020
/s/ Barry R. Nearhos Barry R. Nearhos	Director	November 12, 2020
/s/ William K. O’Brien William K. O’Brien	Director	November 12, 2020

EXHIBIT INDEX

Exhibit	Description
4.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009)
4.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.1.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010)
4.3	Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Company’s Registration Statement on Form 8-A filed with the Commission on December 15, 2005)
4.4	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on November 13, 2012)
4.5	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on June 30, 2015)
4.6	By-laws, amended and restated effective July 28, 2020 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on July 31, 2020)
4.7
Mercury Systems, Inc. Amended and Restated 1997 Employee Stock Purchase Plan (incorporated herein by reference to Appendix B of the Company’s Definitive Proxy Statement on Form Schedule 14A filed with the Commission on September 3, 2020)

5.1*	Opinion of Morgan, Lewis & Bockius LLP
23.1*	Consent of KPMG LLP
23.2	Consent of Morgan, Lewis & Bockius LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included in signature page to this Registration Statement)
*	Filed herewith